UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2004

ALLIANCE BANKSHARES
CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of Incorporation)	000-49976 (Commission File Number)	46-0488111 (I.R.S. Employer Identification No.)

14280 Park Meadow Drive #350
Chantilly, Virginia 20151
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 814-7200

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On October 7, 2004, Robert H. Turley resigned as President of Alliance Home Funding, LLC (“Alliance Home Funding”), Alliance Bankshares Corporation’s mortgage banking subsidiary, effective October 7, 2004 (the “Termination Date”). Mr. Turley’s resignation terminates, effective October 7, 2004, the employment agreement by and between Alliance Bank Corporation (“Alliance Bank”) and Mr. Turley, which was entered into as of March 1, 2003 (the “Agreement”).

The Agreement specified that Mr. Turley could terminate his employment at any time, for no reason, with 30 days’ written notice to Alliance Bank or at any time by mutual agreement in writing by the parties. As a result of his resignation, Mr. Turley is entitled to receive his pro-rata base salary through the Termination Date, as well as any eligible amounts in his account in the Alliance Bank Corporation 401(k) Plan.

Neither Alliance Bankshares Corporation, Alliance Bank, nor Alliance Home Funding will incur any early termination penalties in connection with the termination of the Agreement.

Pursuant to awards made under the Alliance Bankshares Corporation Stock Option Plan, Mr. Turley holds options to acquire shares of Alliance Bankshares Corporation common stock. Mr. Turley forfeited all unvested stock options (30,300 shares) as of the Termination Date. Mr. Turley also will forfeit any of the vested stock options (7,200 shares) if he does not exercise them within three months of the Termination Date.

Under the Agreement, Mr. Turley is subject to a non-competition agreement for a period of twelve months following the Termination Date (or for a period of twelve months from the date of entry by a court of competent jurisdiction of a final judgment enforcing the covenant in the event of a breach by Mr. Turley, whichever is later), under which Mr. Turley agrees that he will not, directly or indirectly, (i) engage in a Competitive Business (as defined in the Agreement) anywhere within a 25 mile radius of any office operated by Alliance Bank as of the Termination Date; or (ii) solicit, or assist any other person or business entity in soliciting, any depositors or other customers of Alliance Bank to make deposits in or to become customers of any other financial institution conducting a Competitive Business; or (iii) induce any individuals to terminate their employment with Alliance Bank or its Affiliates. Alliance Bank and Mr. Turley are currently negotiating an amendment to the Agreement which, in part, is expected to permit Mr. Turley to originate mortgage loans on a self-employed basis without violating the non-competition agreement. This amendment is expected to provide Mr. Turley with generally customary termination benefits but is not expected to amend the Agreement in a material manner.

On October 8, 2004, Alliance Bankshares Corporation issued a press release announcing Mr. Turley’s resignation and other management changes at Alliance Home Funding. A copy of the company’s press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

	99.1	Employment agreement between Alliance Bank and Robert H. Turley dated March 1, 2003 (incorporated by reference to Exhibit 10.33 to Form 10-QSB filed May 15, 2003)
	99.2	Alliance Bankshares Corporation press release dated October 8, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Bankshares Corporation (Registrant)

By:	/s/ Paul M. Harbolick, Jr.

Paul M. Harbolick, Jr. Executive Vice President & Chief Financial Officer

Date: October 14, 2004